ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is made and entered into this 5th day of March, 2006 (the “Execution Date”), by and between Bizcom U.S.A., Inc., a Florida corporation (“Seller”) and CX2 Technologies, Inc., a Nevada corporation (“Purchaser”).

WHEREAS, Seller’s wholly-owned subsidiary, Bizcom Southern Holdings, Inc. (“Bizcom Southern”), holds 220 MHz Band Radio Service Licenses issued by the Federal Communications Commission (the “FCC”) authorizing Bizcom Southern to conduct radio operations on the FCC Channel Blocks, in the areas and under the call signs listed in Exhibit A attached hereto (the “Licenses”); and

WHEREAS, Purchaser desires to purchase from Seller and Seller desires to sell to Purchaser all rights of Seller to the Licenses;

NOW, THEREFORE, in consideration of the premises and promises herein contained, the parties agree as set forth below.

Section 1.

Purchase and Sale of Assets.

(a)

Assets.  At the Closing (as defined in Section 2(a) below), Seller shall sell, transfer, assign and deliver to Purchaser, and Purchaser shall purchase, accept, assume and receive, all right, title and interest in, to or arising from the Licenses.

(b)     Excluded Assets.  Notwithstanding any other provision of this Agreement, none of the other assets of Seller shall be included in the purchase of the Licenses.

(c)

Purchase Price.  The total consideration for Purchaser’s purchase of the Licenses, shall be Five Million (5,000,000) shares of restricted common stock of CX2 Technologies, Inc., (“Purchase Price”).

(d)

FCC Application for Assignment.  Within ten (10) business days of the Execution Date, Seller shall deliver to Purchaser the following: (i) Seller's completed portion of all FCC applications and other documents necessary to assign the Licenses to Purchaser (the “Assignment Application”); and (ii) such other instruments or documents as may be necessary to carry out the transactions contemplated hereby.  Purchaser shall complete and submit the Assignment Application to the FCC within ten (10) business days of its receipt of Seller’s portion thereof.

(e)

Liabilities.  Except as otherwise provided herein, Purchaser shall not be liable with respect to any debts, liabilities or obligations, whether arising out of or in connection with the Licenses, as of the Closing Date (as that term is defined herein), whether fixed, contingent or otherwise, known or unknown.

Section 2.

The Closing.

(a)

The Closing.  Subject to the delivery of the documents set forth in Sections 2(b) and (c) below and the satisfaction of the conditions precedent set forth in Section 8 below, the closing contemplated by this Agreement (the “Closing”) shall occur on the date determined by the mutual consent of the parties hereto, which date shall be within thirty (30) business days of the FCC's consent to the grant to Purchaser of the Licenses by Final Order, as defined in Section 8 (the “Closing Date”), at the offices of Kilpatrick Stockton, LLP, 607 14th Street, N.W., Suite 900, Washington, D.C., or at such other location as mutually agreed upon by Seller and Purchaser, via telephone, confirmed facsimile, the United States Postal Service, or through the services of an overnight courier.  Within ten (10) business days after the Closing Date, Purchaser shall file a Notice of Consummation with the FCC, reflecting the Closing Date.

(b)

 Deliveries by Purchaser.  At the Closing, Purchaser shall deliver to the Seller (i) the Purchase Price, and (ii) any such other instruments or documents as may be reasonably necessary to carry out the transactions contemplated hereby.

(c)

 Deliveries by Seller.  At the Closing, Seller shall deliver to Purchaser: (i) a General Assignment and Bill of Sale, in substantially the form of Exhibit B attached hereto; and (ii) such other instruments or documents as may be reasonably necessary to carry out the transactions contemplated hereby.

Section 3.

Termination.

(a)

Termination Not Due To Breach.  This Agreement may be terminated: (i) at any time by mutual written consent of Seller and Purchaser; (ii) by Seller or Purchaser, if there is a material adverse change with respect to the Licenses prior to the FCC's grant to Purchaser of a Licenses for the Licenses by Final Order, and such change is not the result of a breach by either party; (iii) by Seller or Purchaser, if the FCC dismisses or denies the Assignment Application or imposes materially adverse conditions upon the grant of the Assignment Application (other than conditions that typically accompany such applications), and such dismissal, denial or condition is not the result of a breach by either party; and (iv) by Seller or Purchaser, after one (1) calendar year from the submission to the FCC of the Assignment Application, if the FCC has not consented to the assignment of the Licenses and if the FCC’s failure to so consent to such assignment is not the result of a breach of the Agreement by either party.  If any termination under (i) through (iv) above is the result of a breach by one of the parties, this Agreement may be terminated pursuant to Section 3(b) hereof.  If this Agreement is terminated pursuant to this Section 3(a) hereof: (1) neither of the parties hereto, nor any of their agents or successors in interest, shall have any further liability or further obligation to the other party or any of its agents or successors in interest pursuant to this Agreement; and (2) the parties shall cooperate in withdrawing any pending applications or submitting any additional applications to the FCC, to return the parties to their respective positions prior to the execution of this Agreement.

(b)

Termination Due To Breach Prior To Closing.  This Agreement may be terminated by either party hereto in the event that the other party breaches in any material respect any representation, warranty, covenant or agreement made by such other party hereunder, and such breach is not cured within ten (10) business days after the breaching party receives a written request for cure from the non-breaching party.  In the event of a termination pursuant to this Section 3(b), the parties shall cooperate in withdrawing any pending applications or submitting any additional applications to the FCC, to return the parties to their respective positions prior to the execution of this Agreement.

Section 4.

Representations and Warranties of Seller.  Seller represents and warrants to Purchaser as of the date hereof, and as of the grant of the Licenses to Purchaser by Final Order, as set forth below.

(a)

Authority.  Seller has full legal right, power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby.  All corporate and other acts or proceedings required to be taken by Seller to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereby have been duly and properly taken.

(b)

Validity.  This Agreement has been, and the documents to be delivered by Seller hereunder will be, duly executed and delivered and constitute lawful, valid and legally binding obligations of Seller, enforceable in accordance with their respective terms.  The execution, delivery and performance of this Agreement and the documents to be delivered by Seller hereunder at the Closing will not constitute or result in a breach of, or constitute a default under, any charter document, agreement or other instrument to which Seller is a party.  Except for the prior approval of the FCC, no approval, Licenses, consent or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by Seller of this Agreement or such other agreements and instruments as may be necessary for the consummation by Seller of the transactions contemplated hereby.

(c)

Litigation.  There are no legal or administrative proceedings of any kind now pending or, to the knowledge of Seller, threatened in any manner involving Seller that might have a material adverse effect on the Licenses or Seller.  Seller is not in default with respect to any judgment, order, decree or similar instrument applicable to Seller.

(d)

 Licenses.  Exhibit A contains an accurate, correct and complete copy of the Licenses.  Bizcom Southern is the holder of the Licenses.  The Licenses are valid and in full force and effect and, to the knowledge of Seller, there are no proceedings, pending or threatened, which could result in the termination, revocation, limitation or impairment of the Licenses.  Bizcom Southern has all certificates, Licenses, permits, approvals, franchises, registrations, accreditation and other Licenses as are necessary in order to enable Bizcom Southern to own and exercise any and all rights and interests in and to the Licenses.  No violations have been recorded with respect to the Licenses and no proceeding is pending or, to the knowledge of Seller, threatened or contemplated with respect to the revocation or limitation of the same. Seller has not previously taken steps to assign partition or otherwise transfer the Licenses.  Except for FCC rules and regulations, the Licenses are not subject to (i) any contract, lease, Licenses or sale, (ii) any security interest, mortgage, pledge, lien, charge or encumbrance of any kind or character, direct or indirect, whether accrued, absolute, contingent or otherwise, (iii) any royalty or commission arrangements, or (iv) any claims, covenants or restrictions.

(e)

Governmental Permits and Licenses.  Bizcom Southern has all permits, Licenses, orders and approvals of the FCC and all other Federal, state or local governmental or regulatory bodies that are required in order to permit it to hold the Licenses and operate on the Licenses as presently licensed.  To the best of Seller’s knowledge, all such permits, Licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is threatened.

(f)

Compliance with Law.  The Licenses conform to all applicable laws, ordinances, codes, licensing requirements, rules and regulations, and Seller has not received any notice to the contrary.  Seller has complied with all laws, ordinances, regulations, licensing requirements, rules, decrees, awards or orders, and there is not and will not be any liability arising from or relating to any violations thereof.

Section 5.

Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants to Seller as of the date hereof, and as of the grant of the Licenses to Purchaser by Final Order, as follows:

(a)

Authority.  Purchaser has full legal right, power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby.  All corporate and other acts or proceedings required to be taken by Purchaser to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereby have been duly and properly taken.

(b)

Validity.  This Agreement has been, and the documents to be delivered at Closing will be, duly executed and delivered by Purchaser and constitute lawful, valid and legally binding obligations of Purchaser, enforceable in accordance with their respective terms.  The execution, delivery and performance of this Agreement by Purchaser will not constitute or result in a breach of, or constitute a default under, any charter document, agreement or other instrument to which Purchaser is a party.  Except for the prior approval of the FCC, no approval, Licenses, consent or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by Purchaser of this Agreement or such other agreements and instruments as may be necessary for the consummation by Purchaser of the transactions contemplated hereby.

(c)

No Broker.  Purchaser has not entered into or, as of the Closing Date, will enter into, any contract, agreement, arrangement or understanding with any person, firm or broker, which will result in the obligation of Seller to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

Section 6.

Covenants of Seller.  Seller hereby agrees to keep, perform and fully discharge the following covenants and agreements.

(a)

Interim Conduct.  From the date hereof until the Closing Date, Seller shall preserve, protect and maintain the Licenses.  Without limiting the generality of the foregoing, as pertains to or in any way affects the Licenses, from the date hereof until the Closing Date, Seller shall not enter into, amend or terminate, or agree to enter into, amend or terminate, any contract, Licenses or instrument related to the Licenses.

(b)

FCC Filings.  Seller shall cooperate with Purchaser and shall assist Purchaser in filing with the FCC all applications and other documents necessary to effectuate the assignment of the Licenses to Purchaser.

(c)

Best Efforts.  Seller shall use its best efforts to consummate the transactions contemplated by this Agreement and to prosecute diligently the Assignment Application and the assignment of the Licenses to a favorable conclusion.  Seller shall not take any action inconsistent with its obligations hereunder or that could hinder or delay the successful completion of the transactions contemplated hereby.  Seller shall not cause, influence or encourage any person or entity to petition the FCC to cancel or revoke the Licenses or dismiss the Assignment Application.

(d)

Disclosure.  Except as required by FCC rules and requirements or as otherwise required by law, Seller shall not at any time reveal, divulge or make known to any person (other than Purchaser or its representatives) any information relating to this Agreement, the transactions contemplated hereby or information regarding Purchaser contained herein.

(e)

Access to Information Pertaining to the Licenses.  From the date hereof through the Closing Date, as they may in any way relate to the Licenses, Seller shall give Purchaser and its representatives full and free access to such FCC records, filings, correspondence or other documentation concerning the Licenses as Purchaser may reasonably request.

Section 7.

Covenants of Purchaser.  Purchaser covenants and agrees to submit the Assignment Application to the FCC within ten (10) business days of its receipt thereof from Seller.  Purchaser will timely respond to any FCC requests for further information directed to Purchaser regarding the Assignment Application.  Purchaser further covenants that it will use its best efforts to consummate the transactions contemplated by this Agreement and shall not take any action inconsistent with its obligations hereunder or that could hinder or delay the consummation of the transactions contemplated hereby.

Section 8.

Conditions Precedent to Obligations of Purchaser.  Each and all of the obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to fulfillment prior to or at the Closing of the following conditions:  (a) The FCC has granted its consent to the grant to Purchaser of the Licenses by Final Order; (b) the representations and warranties of Seller contained herein shall be accurate in all material respects as if made on and as of the Final Closing Date; (c) Seller shall have performed all of the obligations and complied with each and all of the covenants, agreements and conditions required to be performed or complied with on or prior to the Final Closing; (d) no action, suit, proceeding or investigation before any court, administrative agency or other governmental authority shall be pending or threatened which relates to the transactions contemplated hereunder; (e) except for grant of the  Licenses to Purchaser, all regulatory agencies shall have taken such action as may be required to permit the completion of the transactions contemplated hereby and such actions shall remain in full force and effect including, but not limited to, the FCC  consent to the grant of the Licenses to Purchaser; and (f) there shall have been no material adverse change in the condition of the Licenses.

 For purposes of this Agreement, a “Final Order” is an FCC action as to which the time for filing for administrative or judicial review or reconsideration or for the FCC to set aside such grant on its own motion has expired without any such filing having been made or FCC action taken, or, in the event of such filing or FCC action, the FCC grant has been affirmed or upheld and the time for seeking further administrative or judicial review with respect thereto has expired without any request for such further review having been filed.

Section 9.

Construction and Coverage.  As of the Closing Date, Purchaser shall assume sole responsibility for meeting and maintaining the construction, coverage and operational requirements specified in the FCC’s rules.

Section 10.

Miscellaneous.

(a)

Survival of Representations and Warranties.  All representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing hereunder for a period of one year following the Closing Date, and any investigation by the parties as to these representations, warranties; covenants and agreements shall not constitute a waiver of any such representations or warranties.

(b)

Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of (i) all parties in the case of an amendment, and (ii) the party waiving any term or condition hereof in the case of waiver.  Any amendment or waiver affected in accordance with this Section shall be binding only in the specific instance and for the specific purpose for which it is given.

(c)

Entire Agreement.  This Agreement supersedes any and all oral or written agreements and understandings heretofore made relating to the subject matter hereof and contains the entire agreement of the parties relating to the subject matter hereof.

(d)

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)

Expenses.  Each of the parties hereto shall pay all of their own costs and expenses in connection with the transactions contemplated herein including reasonable attorneys’ fees, except where this Agreement expressly provides to the contrary.

(f)

Successors and Assigns.  This Agreement shall bind and inure to the benefit of the parties named herein and their respective successors and assigns.  Purchaser shall be not being entitled to assign its rights and duties hereunder without the consent of Seller, such consent not to be unreasonably withheld.  Seller shall not be entitled to assign its rights and duties hereunder without the prior written consent of Purchaser.

(g)

Applicable Law.  Except with respect to those matters that are subject to the jurisdiction of the FCC, the validity, performance and all matters relating to the effect of this Agreement and any amendment hereto shall be governed by the internal laws of the State of Florida without giving effect to the provisions, policies or principles thereof as to conflicts of laws.

(h)

Limitation of Liability.  Notwithstanding anything set forth in this agreement to the contrary, except for a party’s indemnification and confidentiality obligations, in no event shall either party be liable to the other for any indirect, special, exemplary, incidental, or consequential damages, including but not limited to lost profits, lost revenues or lost savings, even if such party has been advised, knows or should know of the possibility of such damages arising out of or in connection with this agreement, whether in an action sounding in contract or tort (including negligence) or any other legal or equitable theory.

(i)

Partial Invalidity.  In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

IN WITNESS WHEREOF, the parties have each caused this Agreement to be duly executed as of the day and year first above written.

SELLER:

PURCHASER:

__________________________

_____________________________

Bizcom U.S.A., Inc.

CX2 Technologies, Inc.

Hanan (“Hank”) Klein

Sam D. Hitner

President & CEO

Chief Executive Officer

Exhibit

Exhibit B

General Assignment and Bill of Sale

 Exhibit B

GENERAL ASSIGNMENT AND BILL OF SALE

Pursuant to the terms and conditions of that certain Asset Purchase Agreement, dated March 5, 2006 (the “Agreement”), by and between CX2 Technologies, Inc., a Nevada corporation ("Purchaser"), and Bizcom Southern Holdings, Inc., a Florida Corporation (“Seller”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby grant, sell and deliver unto Purchaser all of the following:

The Radio Service Licenses (the “Licenses”) issued to Seller by the Federal Communications Commission (the “FCC”) authorizing Seller to conduct radio operations on the FCC Channel Blocks, in the areas, and under the call signs set forth in Exhibit A attached hereto (the " Licenses").

Seller warrants that Seller has, and is transferring to Purchaser hereby, all of its rights, title and interest in the Licenses, free and clear of all security interests, liens, pledges, encumbrances and claims, subject to and in accordance with the Agreement.

IN WITNESS WHEREOF, Seller has caused this General Assignment and Bill of Sale to be executed as of this 5th day of   March, 2006.

___________________________

Bizcom Southern Holdings, Inc.

Hanan (“Hank”) Klein

President & CEO